Exhibit 21.1
EQUITY COMMONWEALTH
SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
CWH Vineyard Properties Trust	Maryland
Diamond Head LLC	Maryland
Hub Milwaukee Center Properties LLC	Delaware
EQC 1200 Lakeside Property LLC	Delaware
EQC 25 S Charles Property LLC	Delaware
EQC 33 Stiles Lane Property LLC	Delaware
EQC 4700 Belleview Property LLC	Delaware
EQC 600 West Chicago Property LLC	Delaware
EQC 625 Crane Property LLC	Delaware
EQC 820 W Diamond Property LLC	Delaware
EQC BCP Property LLC	Delaware
EQC Candler Building Property LLC	Delaware
EQC Capitol Tower Property LLC	Delaware
EQC Herald Square Property LLC	Delaware
EQC Industrial Properties LLC	Delaware
EQC Monument Circle Property LLC	Delaware
EQC Nine Penn Center Property LLC	Delaware
EQC Operating Trust	Maryland
EQC Parkshore Plaza Property LLC	Delaware
EQC Securities LLC	Delaware
EQC Triangle Plaza Property LLC	Delaware
EQC TRS, Inc.	Delaware
EQC Wisconsin Avenue Property LLC	Delaware
Equity Commonwealth LLC	Delaware
Equity Commonwealth Management LLC	Delaware
Oscar Properties Trust	Maryland